    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 1998

                                                     REGISTRATION NO. 333-
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                            CLIFFS DRILLING COMPANY
             (Exact Name of Registrant as specified in its charter)

                     DELAWARE                                           76-0248934
           (State or other jurisdiction                              (I.R.S. Employer
         of incorporation or organization)                          Identification No.)

                          1200 SMITH STREET, SUITE 300
                              HOUSTON, TEXAS 77002
                                 (713) 651-9426
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            ------------------------

                 EDWARD A. GUTHRIE                                       Copy to:
             VICE PRESIDENT -- FINANCE                            W. GARNEY GRIGGS, ESQ.
              CLIFFS DRILLING COMPANY                             GRIGGS & HARRISON, P.C.
           1200 SMITH STREET, SUITE 300                          1301 MCKINNEY, SUITE 3200
               HOUSTON, TEXAS 77002                                HOUSTON, TEXAS 77010
                  (713) 651-9426                                      (713) 651-0600
 (Name, address, including zip code, and telephone
      number, including area code, of agent for
                      service)

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                             PROPOSED MAXIMUM
       TITLE OF EACH CLASS                 AMOUNT                OFFERING            PROPOSED MAXIMUM          AMOUNT OF
  OF SECURITIES TO BE REGISTERED      TO BE REGISTERED       PRICE PER SHARE     AGGREGATE OFFERING PRICE  REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per
  share...........................     437,939 shares            $44.00*               $19,269,316*             $5,685
============================================================================================================================

* Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on February 4, 1998.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

      SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED FEBRUARY 5, 1998

PROSPECTUS

                                 437,939 SHARES

                            CLIFFS DRILLING COMPANY

                                  COMMON STOCK
                             ---------------------
     This Prospectus relates to 437,939 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of Cliffs Drilling Company, a Delaware corporation (the "Company"), which may be offered for sale by certain stockholders of the Company (the "Selling Stockholders") from time to time (collectively the "Offering"). See "Selling Stockholders." The Company will not receive any part of the proceeds from the sale of the Shares by the Selling Stockholders.

     Sales of Shares by the Selling Stockholders may be effected from time to time in one or more transactions through underwriters, dealers or agents or directly to purchasers. The sales may be effected on the New York Stock Exchange at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or at negotiated prices. The Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended ("Securities Act"). See "Plan of Distribution."

     SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK.

=========================================================================================================
                                                                                         PROCEEDS TO
                                                 PRICE                                     COMPANY
                                               TO PUBLIC            DISCOUNTS          OR OTHER PERSONS
---------------------------------------------------------------------------------------------------------
Per Share...............................          (1)                  (2)                   (3)
---------------------------------------------------------------------------------------------------------
Total(4)................................          (1)                  (2)                   (3)
=========================================================================================================

(1) The Selling Stockholders may from time to time effect the sale of their Shares at prices and at terms then prevailing or at prices related to the then-current market price. The Common Stock of the Company is traded on the New York Stock Exchange ("NYSE") under the symbol "CDG." On February 4, 1998, the closing sale price of the Company's Common Stock, as reported by the NYSE, was $45 1/8 per share.

(2) The Selling Stockholders may pay regular brokers' commissions in cash at the time(s) of the sale of their Shares.

(3) The Company will not receive any proceeds from the sales of the Shares to which this Prospectus relates. The Selling Stockholders will receive proceeds based on the sale price of the Shares at the time(s) of sale.

(4) Without deduction of expenses for the offering, estimated to be approximately $25,000 (of which $5,685 will be paid be the Selling Shareholders and the balance will be paid by the Company).
                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION ("COMMISSION"), NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------

                The date of this Prospectus is February 5, 1998

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; and at the following regional offices of the Commission:
7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's Common Stock is traded on the New York Stock Exchange. The Company's reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, Inc., at Eleven Wall Street, New York, New York, 10005.

     This Prospectus constitutes part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information set forth in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of contracts or other documents are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of the applicable contract or other document filed with the Commission. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the public reference facilities of the Commission described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-16703) and are incorporated herein by reference:

           (1) The Company's Current Report on Form 8-K dated May 23, 1996;

           (2) The Company's Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 3), for the fiscal year ended December 31, 1996;

           (3) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

           (4) The Company's Proxy Statement for the Annual Meeting of Stockholders held on May 21, 1997;

           (5) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

           (6) The Company's Current Report on Form 8-K dated September 19,
               1997;

           (7) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

           (8) The Company's Current Report on Form 8-K dated October 16, 1997;

           (9) The Company's Current Report on Form 8-K dated December 29, 1997; and

          (10) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed March 11, 1997.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference herein unless such exhibits are specifically incorporated by reference in such information). Requests for such copies should be directed to the Company at 1200 Smith Street, Suite 300, Houston, Texas 77002, Attention: Edward A. Guthrie, Vice President -- Finance (telephone number (713) 651-9426).

                DISCLOSURE REGARDING FORWARD-LOOKING INFORMATION

     This Prospectus and the documents incorporated by reference herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Prospectus and the documents incorporated by reference herein, including without limitation, statements regarding the Company's financial position, business strategy, budgets, plans and objectives of management for future operations, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed under "Risk Factors" and elsewhere in this Prospectus and in the documents incorporated by reference herein, including without limitation, in conjunction with the forward-looking statements included in this Prospectus.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and consolidated financial statements (including the notes thereto) incorporated by reference into this Prospectus. Unless the context otherwise requires, "Company" refers to Cliffs Drilling Company and its consolidated subsidiaries.

                                  THE COMPANY

     Cliffs Drilling Company is an international contract drilling and engineering company. The Company is primarily engaged in daywork drilling, engineering services, and to a lesser extent, the development and operation of mobile offshore production units ("MOPUs"). The Company has historically deployed its assets in areas where it can achieve long-term growth and generate stable cash flows and net income. This strategy has led to six consecutive years of positive net income. The Company's domestic operations are concentrated in the Texas/Louisiana Gulf Coast region and its foreign operations are concentrated in Venezuela and the Middle East. The Company owns 16 jack-up drilling rigs, 11 land rigs, 4 MOPUs and 3 platform rigs.

     The Company and its predecessors have been in the contract drilling business since 1978. The Company entered the turnkey drilling business in 1982 in an effort to more fully utilize its existing fleet of rigs and complement its daywork drilling operations. In response to the economic conditions which adversely affected the domestic contract drilling business during the 1980s, the Company undertook a strategic plan in 1989 to further diversify its scope of operations and geographic concentration beyond the traditional domestic daywork drilling market. The Company's management implemented a proactive approach to identify, develop and exploit several market segments which provided higher margins and more reliable operating income and cash flow. To achieve its strategic objectives, the Company continued to emphasize its turnkey drilling operations, expanded its well engineering and management services, became a leader in the development and operation of MOPUs and deployed its drilling rigs into selected international markets. With the implementation of this strategy, the Company has positioned itself to benefit from increases in drilling and production activities in several markets worldwide.

INDUSTRY CONDITIONS

     Activity in the contract drilling industry and related oil service businesses has improved over the last two years due to increased worldwide demand for oil and natural gas. Over the past several years, the supply of offshore drilling rigs has declined while the demand for such rigs has increased, resulting in the highest utilization rates since 1985. In addition, oil and gas companies have experienced decreases in exploration and production costs from technological advances such as increased use of 3-D seismic surveys, advances in drill bits and completion technologies and use of new production techniques such as MOPUs and subsea completions. In an effort to more quickly realize the significant gas revenues attainable from shallow water drilling in the Gulf of Mexico, oil and gas companies are producing reserves at faster rates. These enhanced production methods increase the net present value of the reserves produced and significantly shorten the reserve life in the Gulf of Mexico, thereby necessitating additional drilling. In addition, the U.S. natural gas market has improved after experiencing weak market conditions throughout the early 1990s. All of these factors have resulted in increased demand for offshore drilling rigs and an increase in both utilization and dayrates for jack-up drilling rigs. Management believes the current market dynamics in the Gulf of Mexico, South America, the Middle East and other international areas will result in high utilization of the Company's rigs and services.

RECENT DEVELOPMENTS

     As part of its business strategy, the Company has sought to identify business opportunities that would expand its asset base, increase profitability and enhance shareholder value. The Company's acquisition criteria include, among others, transactions designed to increase operating leverage and diversify geographically.

     On December 29, 1997, the Company completed the acquisition of 2 offshore platform drilling rigs, one self-propelled jack-up drilling/workover rig and substantially all of the assets used in the offshore contract drilling business in Trinidad previously operated by Well Services (Marine) Ltd. ("Well Services"), pursuant to an Asset Purchase Agreement dated as of December 29, 1997, by and among Cliffs Drilling Trinidad Offshore Limited, a Trinidad and Tobago private limited company ("Purchaser") which is wholly-owned by the Company and one of its affiliates; Well Services; Charles A. Brash of San Fernando, Trinidad, W.I.; and Phillip A. Pollonais of San Fernando, Trinidad, W.I. The total cost of the acquisition included cash of $23.5 million and the issuance by the Company of the Shares. An additional $3.0 million of contingent cash consideration may be paid to Well Services if certain post-closing criteria are met. The outcome of the contingency is not determinable at this time, and relates to the ultimate valuation of the assets acquired. The Company agreed to register the Shares for the Selling Stockholders pursuant to Rule 415 of the Securities Act, which is the subject of this Registration Statement. The 2 platform rigs and the jack-up drilling/workover rig are currently operating under contracts in Trinidad. Substantially all of the employees of Well Services used in its offshore business have become employees of the Company.

OPERATIONS

     The Company's management has adopted a proactive approach to identify, develop and exploit 3 market segments which the Company believes provide higher margins and reliable operating income and cash flow. The Company's major business segments are daywork drilling, engineering services and MOPU operations.

     Daywork Drilling. The Company began operations as a daywork contract driller in the Gulf of Mexico and the Texas/Louisiana Gulf Coast region. Because of depressed conditions in the domestic oil and gas industry during the 1980s and early 1990s, the Company sold certain drilling rigs and deployed its remaining rigs into selected international markets. These strategic decisions were made to enable the Company to stabilize cash flows during an extended market downturn. The Company currently has an established base of term contracts in both drilling and production operations. The Company currently operates 8 jack-up rigs in the Gulf of Mexico, 2 jack-up rigs in each of Venezuela, Qatar and Trinidad, and one jack-up rig in Mexico. One jack-up drilling rig is currently in the shipyard undergoing conversion from a MOPU. The rig is contracted to work offshore Venezuela for a one-year term once the conversion is completed. Of the 16 jack-up drilling rigs owned by the Company, 15 are cantilevered, 7 have top drives and substantially all have been refurbished in the last five years. The Company also operates 8 land rigs in Venezuela, 2 platform rigs in Trinidad and one platform rig in Brazil. The Company has 2 land rigs which are currently being reactivated and one that is available for contract in Venezuela.

     Engineering Services. Turnkey drilling has been a key element in the Company's long-term strategy since 1982. The Company believes that its downhole engineering expertise, extensive operating experience, veteran personnel and risk management capabilities have allowed the Company to reduce the risks inherent in turnkey drilling operations. The Company also began providing well engineering and management services during 1993 as an expansion of this business segment. Under these arrangements, the Company is responsible for well design and well site supervision.

     MOPU Operations. Since 1989, the Company has pioneered the development and operation of MOPUs, which allow the Company to participate in the more stable oil and gas production market. MOPUs are offshore production systems, usually converted jack-up rigs, from which the drilling equipment is removed and production equipment is installed. MOPUs generally are contracted on a term basis for several years and are characterized by relatively high operating margins, with most of the costs assumed by the customer. The Company currently owns 4 MOPUs capable of operating in both domestic and foreign waters. Of the 4 MOPUs owned by the Company, 2 are currently working in the Gulf of Mexico and 2 are working internationally.

     The Company is a Delaware corporation with principal executive offices located at 1200 Smith Street, Suite 300, Houston, Texas 77002 and its telephone number is (713) 651-9426.

                                  THE OFFERING

Shares of Common Stock to be sold by
the Selling Stockholders............     437,939

Shares to be sold by the Company....     None

Proceeds to the Company.............     None

Common Stock Outstanding............     15,907,929 shares of Common Stock were
                                         outstanding at February 4, 1998. No
                                         additional shares of Common Stock will
                                         become outstanding as a result of the
                                         sale of the shares offered hereby.

NYSE symbol.........................     CDG

                                  RISK FACTORS

     An investment in Common Stock involves certain risks that a potential investor should carefully evaluate prior to making an investment in Common Stock. See "Risk Factors" immediately following this summary.

                                  RISK FACTORS

     In addition to the other information set forth elsewhere in this Prospectus and the documents incorporated herein by reference, the following factors should be carefully evaluated prior to making an investment in the Company's Common
Stock:

RELIANCE ON OIL AND GAS INDUSTRY

     Demand for the Company's services depends primarily upon the level of spending by oil and gas companies for exploration, development and production activities. Activity in the contract drilling industry and related oil service businesses was severely depressed from 1982 until 1992 due to volatility in oil prices and depressed natural gas prices. As demonstrated during this period, any prolonged reduction in oil and natural gas prices will depress the level of exploration, development and production activity and result in a corresponding decline in the demand for the Company's services and, therefore, have a material adverse effect on the Company's revenues and profitability. It is not possible to predict whether contract drilling rig utilization and dayrates will maintain levels sufficient to ensure acceptable operating results in future periods. The Company's future success will depend in part upon general economic conditions in the oil and gas industry, which cannot be predicted with certainty.

     The contract drilling industry is a highly competitive and cyclical business characterized by high capital and maintenance costs. The Company has many competitors in all of the regions in which it operates, some of which have substantially greater financial and other resources than the Company.

SUBSTANTIAL INDEBTEDNESS AND RESTRICTIONS

     The Company has substantial indebtedness. At December 31, 1997, the Company had $202.4 million of outstanding indebtedness, consisting of (i) $2.4 million in outstanding letters of credit secured by liens on substantially all of the assets of the Company, and (ii) $200 million in principal amount of 10.25% Senior Notes due 2003 (the "Notes"). The Notes are senior unsecured obligations of the Company, and are unconditionally guaranteed (the "Subsidiary Guarantees") on a senior unsecured basis by the Company's principal subsidiaries (the "Subsidiary Guarantors").

     The Company's level of indebtedness will have several important effects on its future operations, in that (i) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of interest on its indebtedness and will not be available for other purposes, (ii) covenants contained in the indentures relating to the Notes (collectively the "Indenture") or the Revolving Credit Facility (as defined) will require the Company to meet certain financial tests, and other restrictions will limit its ability to borrow additional funds or to dispose of assets and may affect the Company's flexibility in planning for, and reacting to, changes in its business, including possible acquisition opportunities, and (iii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes may be impaired. The Company's ability to meet its debt service obligations and to reduce its total indebtedness will be dependent upon the Company's future performance, which will be subject to general economic conditions and to financial, business and other factors affecting the operations of the Company, many of which are beyond its control. There can be no assurance that the Company's business will continue to generate cash flow at or above current levels. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt, it may be required to refinance all or a portion of its indebtedness, including the Notes, or to obtain additional financing. There can be no assurance that any such refinancing would be possible or that any additional financing could be obtained.

     The Company has a revolving credit facility (the "Revolving Credit Facility") pursuant to which it may currently borrow up to $35 million on a revolving credit basis. The Revolving Credit Facility is secured by liens on substantially all of the assets of the Company and the Subsidiary Guarantors. The Notes and the Subsidiary Guarantees are effectively subordinated to claims of the lender under the Revolving Credit Facility to the extent of such pledged collateral. See "Description of Existing Indebtedness."

REPURCHASE OF NOTES UPON A CHANGE OF CONTROL OR ASSET SALE

     Upon the occurrence of a Change of Control (as defined in the Indenture), the Company must offer to purchase all Notes then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase. In the event of certain sales or dispositions of assets, the Company may be required under certain limited circumstances to use the Excess Proceeds (as defined in the Indenture) to effect a Net Proceeds Offer (as defined in the Indenture). The events that constitute a Change of Control or require a Net Proceeds Offer under the Indenture may result in lenders under the Revolving Credit Facility having the right to require the Company to repay all indebtedness outstanding thereunder. There can be no assurance that the Company will have available funds sufficient to repay all indebtedness owing under the Revolving Credit Facility, to fund the purchase of the Notes upon a Change of Control, or to make a Net Proceeds Offer. In the event a Change of Control occurs at a time when the Company does not have available funds sufficient to pay for all of the Notes delivered by holders thereof seeking to accept the Company's repurchase offer, an event of default would occur under the Indenture.

OPERATING HISTORY AND WORKING CAPITAL NEEDS

     The Company was not profitable from 1988 through 1991 as a result of depressed economic conditions in the oil and gas and oilfield service industries. To the extent that cash in excess of cash on hand and cash generated from operations is needed in the near term for working capital and capital expenditures, it is expected that the Company would draw on the Revolving Credit Facility or seek other debt or equity financing in the private or public markets. Additional liquidity might also be generated through the sale of operating assets or through the reduction of capital expenditures, although any such sale or reduction may have an adverse effect on the Company's results of operations. The ability of the Company to sell debt or equity securities or assets would depend on conditions then prevailing in the relevant market and, in the case of any offering of debt or equity securities, the Company's results of operations, financial condition and business prospects. There can be no assurance that the Company could, if the need arose, effect any such sale of debt or equity securities or assets on terms that were acceptable to the Company. In addition, the Indenture limits the ability of the Company to incur additional indebtedness or to enter into mergers, asset sales or consolidations. See "Description of Existing Indebtedness -- 10.25% Senior Notes."

RISKS ASSOCIATED WITH TURNKEY DRILLING

     Under a turnkey drilling contract, the Company contracts to drill a well to a contract depth under specified conditions for a fixed price. In addition, the Company provides technical expertise and engineering services, as well as most of the equipment required for the well, and is compensated when the contract terms have been satisfied. On a turnkey well, the Company from time to time operates rigs subcontracted from other drilling contractors on a dayrate basis. The Company also subcontracts substantially all of the related services and manages the drilling process. The risks to the Company on a turnkey drilling contract are substantially greater than on a well drilled on a daywork basis because the Company assumes most of the risks associated with drilling operations generally assumed by the operator in a daywork contract, including risk of blowout, loss of hole, stuck drill stem, lost production or damage to the reservoir, machinery breakdowns, abnormal drilling conditions and risks associated with subcontractors' services, supplies and personnel. The Company has obtained insurance coverage in the past to reduce these risks inherent in turnkey drilling operations. Should such coverage not be available in the future, it would have a material adverse effect on the Company's turnkey drilling operations. See "-- Risks and Insurance."

RISKS AND INSURANCE

     The Company's operations are subject to the many hazards inherent in the drilling business, including, for example, blowouts, cratering, fires, explosions and adverse weather and seas. These hazards could cause personal injury, suspend drilling operations or seriously damage or destroy the equipment involved and could cause substantial damage to producing formations and surrounding areas. Damage to the environment could also result from the Company's operations, particularly through oil spillage and extensive, uncontrolled fires. As a protection against operating hazards, the Company maintains broad insurance coverage, including all risks physical damage, employer's liability, comprehensive general liability and workers' compensation insurance. The Company's third party liability insurance coverage is approximately $100 million per occurrence. The Company also maintains insurance coverage on an annual basis to protect against certain hazards inherent in its turnkey contract drilling and oil and gas operations. This insurance was most recently renewed on October 1, 1997. The Company believes that it is adequately insured for public liability and property damage to others with respect to its operations. However, such insurance may not be sufficient to protect the Company against liability for all consequences of well disasters, extensive fire damage or damage to the environment. The Company also carries insurance to cover physical damage to or loss of its drilling rigs and MOPUs, as well as loss of hire insurance coverage. In view of difficulties that may be encountered in renewing such insurance at reasonable rates, no assurance can be given that the Company will be able to maintain the type and amount of coverage that it considers adequate. The occurrence of a significant event for which the Company is not fully insured could have a material adverse effect on the Company's financial position and results of operations.

RISKS INHERENT IN FOREIGN OPERATIONS

     A significant percentage of the Company's revenues is derived from foreign sources or from services performed abroad. For the fiscal year ended December 31, 1997, approximately 63% of the Company's consolidated revenues were derived from foreign operations, principally in Venezuela and the Middle East. Foreign operations and export sales are subject in varying degrees to risks inherent in doing business abroad. Such risks include the possibility of unfavorable changes in tax or other laws; partial or total expropriation; currency exchange rate fluctuations and restrictions on currency repatriation; the disruption of operations from labor and political disturbances, insurrection or war; and the requirements of partial local ownership of operations in certain countries. Foreign governments may from time to time suspend or curtail drilling operations or leasing activities when such operations are considered to be detrimental to the environment or to jeopardize public safety.

RELIANCE ON SIGNIFICANT CUSTOMERS

     The Company's largest customer for the years ended December 31, 1997 and 1996, Corpoven, S.A. ("Corpoven"), accounted for approximately 31% of the Company's consolidated revenues during both years. The Company's 3 largest customers for the year ended December 31, 1995, Corpoven, Maraven, S.A. ("Maraven") and Texaco Exploration & Production, Inc., accounted for approximately 66% of the Company's consolidated revenues. The loss of any significant customer could, at least on a short term basis, have a material adverse impact on the Company's results of operations.

GOVERNMENT REGULATION

     The drilling of oil and gas wells is subject to various federal, state, local and foreign laws, rules and regulations. The Company, as an owner or operator of domestic offshore facilities, may be liable for the costs of removal and damages arising out of a pollution incident to the extent set forth in the Federal Water Pollution Control Act, as amended by the U.S. Oil Pollution Act of 1990 ("OPA '90") and the Outer Continental Shelf Lands Act. In addition, the Company may also be subject to other civil claims arising out of any such incident. Certain of the Company's facilities are also subject to regulations of the Environmental Protection Agency ("EPA") that require the preparation and implementation of spill prevention control and countermeasure plans relating to possible discharge of oil into navigable waters. The Company supplements its activities in this regard by membership in the Clean Gulf Association, which provides pollution control facilities to its members. Other regulations of the EPA may require the Company to take certain precautions in storing, handling and transporting certain hazardous wastes. State statutory provisions relating to oil and natural gas generally include requirements as to well spacing, waste prevention, production limitations, pollution prevention and clean-up, obtaining drilling permits and similar matters. The Company believes that it is in compliance in all material respects with such laws, rules and regulations and that such compliance has not had any material adverse effect on its operations or financial condition.

     The drilling industry is dependent on the demand for services from the oil and gas exploration industry and, accordingly, is affected by changing tax laws, price controls and other laws relating to the energy business. The Company's business is affected generally by political developments and by federal, state, local and foreign laws, rules and regulations which may relate directly to the oil and gas industry. The adoption of laws, rules and regulations, both domestic and foreign, which curtail exploration and development drilling for oil and gas for economic, environmental and other policy reasons may adversely affect the Company's operations by limiting available drilling and production opportunities.

     MOPUs and MOPU operations are subject to certain federal, state, local and foreign laws, rules and regulations relating to engineering, design, structural, safety, operational and inspection standards or requirements, and changes in such standards or requirements could adversely affect the Company's MOPU operations.

NO DIVIDENDS PAID OR EXPECTED TO BE PAID

     The Company anticipates that any earnings will be retained for the development of the Company's business, and that no cash dividends will be declared on the Common Stock in the foreseeable future. Moreover, under the Revolving Credit Facility and the Notes, the Company is restricted from declaring, making or paying any cash dividends on the Common Stock. See "Description of Existing Indebtedness."

DIFFICULTY TO EFFECT A CHANGE IN CONTROL

     The Company's Certificate of Incorporation and Bylaws and the provisions of the Delaware General Corporation Law limit the liability of directors and make it more difficult to change control of the Company and replace incumbent management. Also, the terms of the Notes require the Company to offer to redeem the Notes upon a change of control. See "Description of Certain Provisions of the Company's Certificate of Incorporation and Bylaws" and "Description of Existing Indebtedness."

                                USE OF PROCEEDS

     The Company will not receive any part of the proceeds from the sale of the Shares offered hereby. All proceeds from the sale of the Shares will be received by the Selling Stockholders.

                     COMMON STOCK PRICE RANGE AND DIVIDENDS

     The Common Stock of the Company is traded on the New York Stock Exchange under the symbol "CDG." The following table sets forth the range of high and low sales prices per share of Common Stock for each calendar quarter as reported by The Nasdaq stock market, for periods through April 2, 1997, and as reported by the New York Stock Exchange for periods from and after April 3, 1997, when the Common Stock began trading on the New York Stock Exchange:

                                                                   SALES PRICE*
                                                              ----------------------
                                                                HIGH          LOW
                                                                ----          ---
1996
  1st Quarter...............................................  $ 7 7/8       $ 6 7/8
  2nd Quarter...............................................  $17           $ 7 5/8
  3rd Quarter...............................................  $18 3/8       $12 7/8
  4th Quarter...............................................  $34 5/8       $16 3/4
1997
  1st Quarter...............................................  $39 3/4       $20 5/8
  2nd Quarter...............................................  $37 1/8       $26 15/16
  3rd Quarter...............................................  $70 1/2       $36 3/8
  4th Quarter...............................................  $82           $42

---------------

* Retroactively adjusted to reflect a two-for-one stock split effected in the form of a 100% stock dividend effective May 22, 1997.

     On February 4, 1998, the closing sale price of the Company's Common Stock, as reported by the New York Stock Exchange, was $45 1/8 per share.

     The Company has never paid cash dividends on its Common Stock and it is not anticipated that cash dividends will be paid to holders of Common Stock in the foreseeable future. Under the Revolving Credit Facility and the Indenture, the Company is restricted from declaring, making or paying any cash dividends on the Common Stock. See "Description of Existing Indebtedness."

                              SELLING STOCKHOLDERS

     The shares of Common Stock offered hereunder were acquired by Well Services, a company in liquidation, as a result of the acquisition by the Company of certain assets of Well Services. Charles A. Brash and Phillip A. Pollonais collectively own all of the capital stock of Well Services. All of the shares offered hereby (which are currently owned by Well Services, the sole Selling Stockholder) may be transferred by Well Services to Charles A. Brash and/or Phillip A. Pollonais in connection with the pending liquidation of Well Services, whereupon Charles A. Brash and/or Phillip A. Pollonais will constitute the Selling Stockholders. The following table sets forth the number and percentage of shares of Common Stock owned by each Selling Stockholder at February 4, 1998. Except as set forth below, the Shares shown below constitute all of the shares of Common Stock known to the Company to be beneficially owned by the Selling Stockholders.

                                               BENEFICIAL OWNERSHIP                  BENEFICIAL OWNERSHIP
                                                 PRIOR TO OFFERING                      AFTER OFFERING
                                              -----------------------   SHARES TO   ----------------------
                    NAME                      SHARES    PERCENTAGE(1)    BE SOLD    SHARES   PERCENTAGE(1)
                    ----                      -------   -------------   ---------   ------   -------------
Well Services (Marine) Ltd.(2)..............  437,939       2.75%        437,939      --          --
  Otaheite Industrial Park
  South Oropouche
  P. O. Box 152
  San Fernando
  Trinidad, West Indies
Charles A. Brash............................       (2)         (2)            (2)     --          --
  Otaheite Industrial Park
  South Oropouche
  P. O. Box 152
  San Fernando
  Trinidad, West Indies
Phillip A. Pollonais........................       (2)         (2)            (2)     --          --
  Otaheite Industrial Park
  South Oropouche
  P. O. Box 152
  San Fernando
  Trinidad, West Indies

---------------

(1) Based on 15,907,929 shares of Common Stock outstanding at February 4, 1998.

(2) All of the shares offered hereby (which are currently owned by Well Services, the sole Selling Stockholder) may be transferred by Well Services to Charles A. Brash and/or Phillip A. Pollonais in connection with the pending liquidation of Well Services, whereupon Charles A. Brash and/or Phillip A. Pollonais will constitute the Selling Stockholders.

                          DESCRIPTION OF COMMON STOCK

     The Company's Certificate of Incorporation authorizes the issuance of 30,000,000 shares of Common Stock, of which 16,320,932 shares are issued, 15,907,929 shares are outstanding, and 38,850 shares are reserved for issuance pursuant to the Company's 1988 Incentive Equity Plan as of February 4, 1998. In addition, the Company is authorized to issue 3,000,000 shares of Preferred Stock, no par value (the "Preferred Stock"), of which no shares are issued and outstanding. All outstanding shares of Common Stock are fully paid and non-assessable.

COMMON STOCK

     The holders of Common Stock are entitled to one vote for each share on all matters upon which shareholders have the right to vote and, except as otherwise required by law or provided in any resolution adopted by the Board with respect to any series of Preferred Stock, the holders of such shares exclusively possess all voting power. The Certificate of Incorporation does not provide for cumulative voting for the election of directors. No holder of Common Stock has any preemptive right to subscribe for any securities of the Company of any kind or class. Subject to any preferential rights of any outstanding series of Preferred Stock, the holders of Common Stock are entitled to receive such dividends as the Board may from time to time declare out of funds legally available therefor and, upon liquidation of the Company, are entitled to receive pro rata all assets of the Company available for distribution to such holders. However, under the Revolving Credit Facility and the Indenture, the Company is restricted from declaring, making or paying any dividends on the Common Stock. See "Description of Certain Provisions of the Company's Certificate of Incorporation and Bylaws" and "Description of Existing Indebtedness."

     The transfer agent and registrar for the Common Stock is Harris Trust and Savings Bank, 700 Louisiana Street, Suite 3350, Houston, Texas 77002. The Common Stock is traded on the New York Stock Exchange under the symbol "CDG."

REGISTRATION RIGHTS AGREEMENT

     The Company, Well Services, Charles A. Brash and Phillip A. Pollonais entered into a Registration Rights Agreement for the Shares issued in consideration for the acquisition of the assets of Well Services. Under the terms of this agreement, the Company agreed to provide Well Services, Brash and Pollonais and qualified transferees of Well Services limited registration rights which are the subject of this Prospectus and the Registration Statement.

               DESCRIPTION OF CERTAIN PROVISIONS OF THE COMPANY'S
                    CERTIFICATE OF INCORPORATION AND BYLAWS

     The Certificate of Incorporation and the Bylaws of the Company contain several provisions that may make the acquisition of control of the Company by means of a tender offer, open market purchases, proxy fight or otherwise more difficult. These provisions are expected to discourage certain types of transactions that may involve an actual or threatened change of control of the Company and to encourage persons seeking to acquire control of the Company to consult first with the Company's Board of Directors (the "Board") to negotiate the terms of any proposed business combination or offer. Takeovers or changes in the Board that might be proposed and effected without prior consultation and negotiation with the Board or the Company's management would not necessarily be detrimental to the Company and its shareholders. However, the Company nonetheless believes that the benefits of increased protection of the Company's potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure the Company outweigh the disadvantages of discouraging such proposal, because, among other things, negotiation of such proposals could result in an improvement of their terms.

     The Company's Certificate of Incorporation and Bylaws (i) provide that the size of the Board will be fixed by resolution of the directors of the Company,
(ii) classify the Board into three classes, as nearly equal in number as possible, each class to serve for three years, with one class elected each year,
(iii) provide that
directors may be removed only for cause and only with the approval of the holders of at least 80 percent of the combined voting power of the outstanding shares of the Company capital stock entitled to vote generally in the election of directors (the "Voting Stock"), (iv) provide that any vacancy on the Board may be filled only by the remaining directors then in office, though less than a quorum, (v) provide that no shareholder action may be taken by written consent,
(vi) provide that special meetings of the shareholders of the Company may be called only pursuant to a resolution adopted by a majority of the total number of directors that the Board would have if there were no vacancies or by the Chairman of the Board, (vii) require advance notice of business to be brought before, or nominations to be made at, a meeting of shareholders by a shareholder, (viii) authorize the Board to issue one or more series of preferred stock and to determine with respect to any such series the terms and rights thereof, and (ix) provide that certain provisions of the Certificate of Incorporation and of the Bylaws may not be amended or repealed or provisions inconsistent therewith adopted, without the approval of the holders of at least 80 percent of the Voting Stock. In addition, Section 203 of the Delaware General Corporation Law, requires (with certain exceptions) a vote of 66 2/3 percent of the holders of the Voting Stock, excluding shares of Voting Stock held by an "Interested Stockholder," as defined under Section 203, to approve certain business combinations.

     The foregoing is a summary of certain provisions in the Company's Certificate of Incorporation and Bylaws, and is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws.

                      DESCRIPTION OF EXISTING INDEBTEDNESS

REVOLVING CREDIT FACILITY

     The Company has established a Revolving Credit Facility with Internationale Nederlanden (U.S.) Capital Corporation ("ING") to fund its working capital requirements and other obligations and to support the issuance of letters of credit. The Company may borrow from time to time up to $35 million under the Revolving Credit Facility, subject to certain borrowing base limitations. All advances to the Company under the Revolving Credit Facility bear interest at
 1/4% per annum plus the greater of the prevailing Federal Funds Rate plus 1/2% or a referenced average prime rate; or at the adjusted LIBOR rate plus 2% per annum. The foregoing rates are subject to an increase of 1/2% in the event certain financial criteria are not met. The Company is also obligated to pay ING
(i) a commitment fee equal to 1/2% per annum on the average daily unadvanced portion of the commitments and (ii) a letter of credit fee of 2% per annum on the average daily undrawn and unexpired amount of each issued and outstanding letter of credit during the period that such letter of credit remains outstanding. The Revolving Credit Facility expires on May 31, 1998.

     The Revolving Credit Facility is secured by accounts receivable, rig inventory, equipment, certain oil and gas properties and the stock of certain subsidiaries of the Company, including certain of the Subsidiary Guarantors. The Revolving Credit Facility requires the Company to comply with various covenants, including but not limited to, the maintenance of various financial ratios, and restricts the Company from declaring, making or paying any dividends on its Common Stock.

     At December 31, 1997, the Company had no outstanding borrowings under the Revolving Credit Facility.

10.25% SENIOR NOTES

     On May 23, 1996, the Company issued $150 million principal amount, and on August 7, 1997, the Company issued an additional $50 million principal amount, of 10.25% Senior Notes due 2003. Until their stated maturity on May 15, 2003, the Notes bear interest at a rate of 10.25% per annum from the date of issuance thereof payable semi-annually in cash in arrears on May 15 and November 15 of each year.

     The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after May 15, 2000, at the redemption prices set forth in the Indenture, together with accrued and unpaid interest to the date of redemption. In the event the Company consummates a public equity offering on or prior to May 15, 1999, the Company may at its option use all or a portion of the proceeds from such offering to redeem up to $50 million in aggregate principal amount of the Notes at a redemption price equal to 110% of the aggregate principal amount thereof, together with accrued and unpaid interest to the date of redemption, provided that at least $150 million in aggregate principal amount of Notes remain outstanding immediately after such redemption.

     Upon the occurrence of a Change of Control (as defined in the Indenture), the Company will be required to offer to purchase all the outstanding Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest to the date of purchase. Upon certain sales or other dispositions of assets, the Company may be obligated to make offers to purchase Notes with a portion of the net available proceeds of such sales or other dispositions at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase.

     Under the terms of the Indenture, the Company may not, and may not permit any Restricted Subsidiary (as defined in the Indenture) to, make any Restricted Payments (as defined in the Indenture), including dividends and other payments with respect to the Common Stock, unless (1) no default shall have occurred and be continuing or would result from such Restricted Payment, (2) for the 12-month period ending on the last day of the Company's most recently completed fiscal quarter, the Company's Consolidated EBITDA Coverage Ratio was greater than 2.25 to 1.0, and (3) after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made after May 15, 1996 does not exceed the sum of (A) 50% of the cumulative consolidated net income of the Company since April 1, 1996 (or if such consolidated net income is a deficit, 100% of such deficit), (B) the aggregate net cash proceeds from sales of certain capital stock, options, warrants or capital stock purchase rights of the Company since May 15, 1996, (C) the aggregate net cash proceeds from the exercise of any options, warrants or capital stock purchase rights, (D) the aggregate net cash proceeds from the issuance or sale of indebtedness or certain redeemable capital stock which has been converted into Common Stock, (E) to the extent not otherwise included in consolidated net income, certain net reductions in investments in Unrestricted Subsidiaries (as defined in the Indenture), and (F) $10 million. Notwithstanding the foregoing, the Company may make certain payments and investments under the terms of the Indenture.

     The Indenture relating to the Notes also contains certain covenants, including covenants which limit the following: (i) indebtedness; (ii) issuances and sales of capital stock of Restricted Subsidiaries (as defined in the Indenture); (iii) sale/leaseback transactions; (iv) transactions with affiliates; (v) liens; (vi) asset sales; (vii) dividends and other payments affecting Restricted Subsidiaries; (viii) conduct of business; and (ix) mergers, consolidations and sales of assets.

     The Notes are unconditionally guaranteed on a senior unsecured basis by the Subsidiary Guarantors (and each of the Company's additional principal subsidiaries), and such Subsidiary Guarantees rank pari passu in right of payment with all senior indebtedness of the Subsidiary Guarantors and senior to all Subordinated Indebtedness of the Subsidiary Guarantors. The Subsidiary Guarantees may be released under certain circumstances.

     The Notes are senior unsecured obligations of the Company, ranking pari passu in right of payment with all senior indebtedness of the Company and senior to all Subordinated Indebtedness of the Company. In addition to the $200 million in principal amount of the Notes, at December 31, 1997, the Company and the Subsidiary Guarantors had $2.4 million of outstanding Indebtedness. The Notes and the Subsidiary Guarantees, however, will be effectively subordinated to secured indebtedness of the Company and the Subsidiary Guarantors, respectively, with respect to the assets securing such indebtedness, including any indebtedness under the Revolving Credit Facility, which is secured by liens on substantially all of the assets of the Company and the Subsidiary Guarantors. Subject to certain limitations, the Company and its Subsidiaries may incur additional indebtedness in the future.

     The foregoing description of the Notes is qualified in its entirety by reference to the Indenture. Capitalized terms used above shall have the meaning attributed to such terms in the Indenture unless otherwise specifically noted.

                              PLAN OF DISTRIBUTION

     The Selling Stockholders may sell the Shares in any of the following ways:
(i) through underwriters or dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the Shares may be effected from time to time in one or more transactions (which may involve block transactions) on the New York Stock Exchange, and may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or at negotiated prices. The Selling Stockholders or any underwriter for the Shares may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or such underwriter and/or commissions from purchasers of Shares for whom they may act as agent (which discounts, concessions or commissions will not exceed those customary in the types of transactions involved). Any underwriter of the Shares may also receive commissions from purchasers of Shares for whom it may act as agent. The Selling Stockholders, the Company and any underwriters, brokerdealers or agents that participate in the distribution of Shares might be deemed to be underwriters, and any profit on such sale of Shares by them and any discounts, commissions or concessions received by any such underwriters, broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

     Upon the Company being notified by any of the Selling Stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplemental prospectus will be filed, if required, pursuant to Rule 424 of the Securities Act, disclosing where applicable: (a) the name of each such Selling Stockholder and of the participating broker-dealer(s), (b) the number of shares involved,
(c) the price at which such shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (e) that such broker-dealer(s) did not conduct any investigation to verify the information set forth or incorporated by reference in this Prospectus, and (f) other facts material to the transaction.

     The Company has agreed to indemnify in certain circumstances the Selling Stockholders and certain persons related to the Selling Stockholders against certain liabilities, including liabilities under the Securities Act. The Selling Stockholders have agreed to indemnify in certain circumstances the Company and certain persons related to the Company against certain liabilities, including liabilities under the Securities Act. All of the expenses incident to the registration of the Shares of Common Stock shall be paid by the Company; provided, however, that the Selling Stockholders shall bear any underwriting discounts and commissions attributable to the sale of the Shares.

                                    EXPERTS

     The validity of the issuance of the Company's Common Stock offered hereby will be passed upon for the Company by Griggs & Harrison, P.C., Houston, Texas.

     The Consolidated Financial Statements and schedule of the Company included in the Company's Annual Report (Form 10-K/A (Amendment No. 3)) for the year ended December 31, 1996, incorporated by reference in this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such Consolidated Financial Statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The Consolidated Financial Statements of Southwestern Offshore Corporation and Subsidiaries at December 31, 1995 and 1994 and for the years ended December 31, 1995 and 1994 and for the period from inception (July 19, 1993) through December 31, 1993 included in the Company's Current Report on Form 8-K dated May 23, 1996, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

==============================================================================
     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................   ii
Incorporation of Certain Documents by
  Reference...........................   ii
Disclosure Regarding Forward-Looking
  Information.........................  iii
Prospectus Summary....................    1
Risk Factors..........................    4
Use of Proceeds.......................    7
Common Stock Price Range and
  Dividends...........................    7
Selling Stockholders..................    8
Description of Common Stock...........    9
Description of Certain Provisions of
  the Company's Certificate of
  Incorporation and Bylaws............    9
Description of Existing
  Indebtedness........................   10
Plan of Distribution..................   12
Experts...............................   12

==============================================================================
==============================================================================

                                 437,939 SHARES

                            CLIFFS DRILLING COMPANY

                                  COMMON STOCK

                             ---------------------
                                    PROSPECTUS
                             ---------------------

                                February 5, 1998

==============================================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Estimated expenses in connection with the distribution of the securities to be registered, other than underwriting discounts and commissions, are as follows:

Commission Registration Fee.................................    $ 5,685
Legal Fees and Expenses.....................................     14,000
Miscellaneous (including printing and engraving, accounting
  and blue sky fees)........................................      5,315
                                                                -------
          Total.............................................    $25,000

     The foregoing expenses incident to the registration of the Shares of Common Stock shall be paid by the Company; provided, however, that the Selling Stockholders are obligated to reimburse the Company for registration fees payable to the Commission, and the Selling Stockholders shall bear any underwriting discounts and commissions attributable to the sale of the Shares.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

GENERAL

     Article Ninth of the Company's Certificate of Incorporation ("Article Ninth") requires the Company to indemnify its directors, officers and certain other individuals to the full extent permitted by the Delaware General Corporation Law ("Delaware GCL") or other applicable laws and allows the Company to enter into agreements with any person to provide greater or different indemnification than that provided in Article Ninth or the Delaware GCL.

     Article Tenth of the Company's Certificate of Incorporation ("Article Tenth") limits the personal liability of the Company's directors to the Company or its stockholders to the full extent permitted by the Delaware GCL, which currently permits directors to be protected from monetary damages for breach of their fiduciary duty of care. This limitation has no effect on claims arising under the federal securities laws.

INDEMNIFICATION AND INSURANCE

     Under the Delaware GCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation such as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and the Delaware GCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

     Article Ninth provides that each person who is or was or had agreed to become a director or officer of the Company, and each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Company as an employee or agent of the Company, or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Company to the full extent permitted by the Delaware GCL or any other applicable laws as presently or hereafter in effect. Under Article Ninth, subject to the limitations on indemnification imposed by the Delaware GCL, a large award against an officer or director or other appropriate individual could be paid by the Company, which could affect the assets of the Company.

     Article Ninth provides that, without limiting the generality or effect of the foregoing, the Company may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in Article Ninth. Finally, Article Ninth and Article Tenth each provide that any repeal or modification of such article shall not adversely affect any right or protection existing thereunder immediately prior to such repeal or modification.

     The Company has entered into agreements with each of its directors and certain officers providing for indemnification broader than that provided by Article Ninth. Each of the directors and certain officers are entitled to indemnification pursuant to the indemnification agreements whether his or her acts, failures to act, neglect or breach of duty giving rise to the right to indemnity thereunder occurred prior or subsequent to the date of such agreement. Such right, however, would not be available with respect to acts, failures to act, neglect or breaches of duty of a director or officer occurring prior to the date such person became a director or officer of the Company.

     One of the purposes of entering into such indemnification agreements was to specify the extent to which the directors and certain officers may receive indemnification under circumstances in which indemnity would not otherwise be provided by Article Ninth. Such agreements entitle the directors and officers to indemnification as expressly provided by Article Ninth and to indemnification for any amount which a director or officer is or becomes legally obligated to pay relating to or arising out of any claim made against such director or officer because of any act, failure to act or neglect or breach of duty, including, without limitation, any actual or alleged error, misstatement or misleading statement, which such director or officer commits, suffers, permits or acquiesces in while acting in the director's or officer's position with the Company. The right to receive payments under the proposed indemnification agreements in excess of those expressly provided in Article Ninth would not be permitted, however, in connection with any claim against a director or officer:

          (i) which results in a final, nonappealable order against the director or officer to pay a fine or similar governmental imposition which the Company is prohibited by applicable law from paying; or

          (ii) to the extent based upon or attributable to the director or officer gaining in fact a personal profit to which he or she was not legally entitled, including, without limitation, profits made from the purchase and sale of equity securities of the Company which are recoverable by the Company pursuant to Section 16(b) of the Exchange Act and profits arising from transactions in publicly traded securities of the Company which were effected by the director or officer in violation of Section 10(b) of the Exchange Act, including rule 10b-5 promulgated thereunder.

     Another purpose of the indemnification agreements is to provide the directors or officers with increased assurance of indemnification by prohibiting the Company from adopting any amendment to the Company's Certificate of Incorporation or Bylaws which would have the effect of denying, diminishing or encumbering their rights to indemnification pursuant thereto or to the Delaware GCL or any other law as applied to any act or failure to act occurring in whole or in part prior to the effective date of such amendment.

     At present there is no pending litigation or proceeding involving a director or officer of the Company in which indemnification would be required or permitted by the proposed indemnification agreements. The Board of Directors is not aware of any threatened litigation or proceeding which may result in a claim for indemnification under any such indemnification agreement.

ELIMINATION OF LIABILITY IN CERTAIN CIRCUMSTANCES

     Under the Delaware GCL, Article Tenth would protect the Company's directors against monetary damages for breaches of their duty of care, except as set forth below. The inclusion of Article Tenth in the Company's Certificate of Incorporation means that the Company and its stockholders would forego the ability to bring a cause of action against a director for monetary damages for certain breaches of fiduciary duty, including actions in connection with proposals for the acquisition of control of the Company. Directors remain liable for breaches of their duty of loyalty to the Company and its stockholders as well as acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. Also, Article Tenth does not eliminate director liability under Section 174 of the Delaware GCL, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability.

     Although Article Tenth provides directors with protection from awards of monetary damages for breaches of the duty of care, it does not eliminate the directors' duty of care. Accordingly, Article Tenth will have no effect on the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care. The provisions of Article Tenth which eliminate liability as described above will apply to officers of the Company only if they are directors of the Company and are acting in their capacity as directors, and will not apply to officers of the Company who are not directors.

ITEM 16. EXHIBITS

     The following instruments and documents are included as Exhibits to this Registration Statement. Exhibits incorporated by reference are so indicated by parenthetical information.

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
         2.1             -- Reorganization and Distribution Agreement dated as of
                            June 8, 1988 among Cleveland-Cliffs Inc, The
                            Cleveland-Cliffs Iron Company, Cliffs Drilling Company,
                            now Cliffs Resources, Inc., Cliffs Exploration Company,
                            now Cliffs Oil and Gas Company, Cliffs Drilling
                            International, Inc. and New Cliffs Drilling Company, now
                            Cliffs Drilling Company, the Registrant (the "Company")
                            (incorporated by reference to Exhibit 2.1 to the
                            Company's Registration Statement on Form S-1, No.
                            33-23508, filed under the Securities Act).
         2.2             -- Acquisition Agreement dated as of May 13, 1996 by and
                            among Southwestern Offshore Corporation, Viking Supply
                            Ships A.S., Ocean Master III Inc., Production Partner
                            Inc., Trivium Investments Limited, Helge Ringdal, the
                            Company, Cliffs Drilling Asset Acquisition Company and
                            Cliffs Drilling Merger Company (incorporated by reference
                            to Exhibit 2.2 to the Company's Current Report on Form
                            8-K dated May 23, 1996).
         2.3             -- Stock Purchase Agreement dated as of December 6, 1996 by and among Delavney-Gestao E Consultadoria LDA.,
                            Construtora Andrade Gutierrez S.A., Andrade Gutierrez
                            Perfuracao LTDA., Driltech Inc. and the Company
                            (incorporated by reference to Exhibit 2.3 to the
                            Company's Annual Report on Form 10-K for the year ended
                            December 31, 1996).
         2.3.1           -- Amendment No. 1 dated as of January 24, 1997 to Stock
                            Purchase Agreement dated as of December 6, 1996 by and
                            among Delavney-Gestao E Consultadoria LDA., Construtora
                            Andrade Gutierrez S.A., Andrade Gutierrez Perfuracao
                            LTDA., Driltech Inc. and the Company (incorporated by
                            reference to Exhibit 2.3.1 to the Company's Annual Report
                            on Form 10-K for the year ended December 31, 1996).
         2.3.2           -- Amendment No. 2 dated as of April 24, 1997 to Stock
                            Purchase Agreement dated as of December 6, 1996 by and
                            among Delavney-Gestao E Consultadoria LDA., Construtora
                            Andrade Gutierrez S.A., Andrade Gutierrez Perfuracao
                            LTDA., Driltech Inc. and the Company (incorporated by
                            reference to Exhibit 2.3.2 to the Company's Quarterly
                            Report on Form 10-Q for the quarter ended March 31,
                            1997).
         2.4             -- Asset Purchase Agreement dated as of December 29, 1997 by and among Cliffs Drilling Trinidad Offshore Limited, Well
                            Services (Marine) Ltd., Charles A. Brash and Philip A.
                            Pollonais (incorporated by reference to Exhibit 2.4 to
                            the Company's Current Report on Form 8-K dated December
                            29, 1997).

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
         3.1.1           -- Certificate of Incorporation of New Cliffs Drilling
                            Company (incorporated by reference to Exhibit 3.1.1 to
                            the Company's Quarterly Report on Form 10-Q for the
                            quarter ended June 30, 1997).
         3.1.2           -- Certificate of Amendment of Certificate of Incorporation
                            (incorporated by reference to Exhibit 3.1.2 to the
                            Company's Quarterly Report on Form 10-Q for the quarter
                            ended June 30, 1997).
         3.1.3           -- Certificate of Designations of $2.3125 Convertible
                            Exchangeable Preferred Stock of the Company (incorporated
                            by reference to Exhibit 3.1.3 to the Company's Quarterly
                            Report on Form 10-Q for the quarter ended June 30, 1997).
         3.1.4           -- Certificate of Amendment of Certificate of Incorporation
                            (incorporated by reference to Exhibit 3.1.4 to the
                            Company's Quarterly Report on Form 10-Q for the quarter
                            ended June 30, 1997).
         3.1.5           -- Certificate of Elimination of $2.3125 Convertible
                            Exchangeable Preferred Stock of the Company (incorporated
                            by reference to Exhibit 3.1.5 to the Company's Quarterly
                            Report on Form 10-Q for the quarter ended June 30, 1997).
         3.1.6           -- Certificate of Designations of Series A Junior
                            Participating Preferred Stock of the Company
                            (incorporated by reference to Exhibit 3.1.6 to the
                            Company's Quarterly Report on Form 10-Q for the quarter
                            ended June 30, 1997).
         4.1             -- Certificate of Incorporation of the Company, as amended
                            (included as Exhibits 3.1.1, 3.1.2, 3.1.3, 3.1.4, 3.1.5
                            and 3.1.6).
         4.2             -- By-Laws of the Company (incorporated by reference to
                            Exhibit 3.2 to the Company's Registration Statement on
                            Form S-1, No. 33-23508, filed August 4, 1988).
         4.3             -- Indenture dated as of May 15, 1996 among the Company, as issuer, Cliffs Drilling Asset Acquisition Company, Cliffs
                            Drilling Merger Company, Cliffs Drilling International,
                            Inc. and Cliffs Oil and Gas Company, as subsidiary
                            guarantors, and Fleet National Bank, predecessor of State
                            Street Bank and Trust Company, as trustee, including a
                            Form of the Company's 10.25% Senior Notes due 2003
                            (incorporated by reference to Exhibit 4.3 to the
                            Company's Current Report on Form 8-K dated May 23, 1996).
         4.3.1           -- First Supplemental Indenture dated as of July 11, 1996
                            among the Company, as issuer, Southwestern Offshore
                            Corporation (f/k/a Cliffs Drilling Asset Acquisition
                            Company), Cliffs Drilling Merger Company, Cliffs Drilling
                            International, Inc., Cliffs Oil and Gas Company, and DRL,
                            Inc., as subsidiary guarantors, and Fleet National Bank,
                            predecessor of State Street Bank and Trust Company, as
                            trustee (incorporated by reference to Exhibit 4.3.1 to
                            the Company's Registration Statement on Form S-4, No.
                            333-08273, filed July 17, 1996).
         4.3.2           -- Second Supplemental Indenture dated as of January 24,
                            1997 among the Company, as issuer, Southwestern Offshore
                            Corporation (f/k/a Cliffs Drilling Asset Acquisition
                            Company), Cliffs Drilling Merger Company, Cliffs Drilling
                            International, Inc., Cliffs Oil and Gas Company, DRL,
                            Inc., and Greenbay Drilling Company Ltd., as subsidiary
                            guarantors, and Fleet National Bank, predecessor of State
                            Street Bank and Trust Company, as trustee (incorporated
                            by reference to Exhibit 4.6.2 to the Company's Annual
                            Report on Form 10-K for the fiscal year ended December
                            31, 1996).

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
         4.3.3           -- Third Supplemental Indenture dated as of August 29, 1997 among the Company, as issuer, Southwestern Offshore
                            Corporation (f/k/a Cliffs Drilling Asset Acquisition
                            Company), Cliffs Drilling Merger Company, Cliffs Drilling
                            International, Inc., Cliffs Oil and Gas Company, DRL,
                            Inc., Cliffs Drilling Trinidad Limited and the West
                            Indies Drilling Joint Venture, as subsidiary guarantors,
                            and State Street Bank and Trust Company, successor to
                            Fleet National Bank, as trustee (incorporated by
                            reference to Exhibit 4.3.3 to the Company's Registration
                            Statement on Form S-4, Registration No. 333-36325, filed
                            September 24, 1997).
         4.4             -- Registration Rights Agreement dated as of May 23, 1996 by and among the Company, Cliffs Drilling Asset Acquisition
                            Company, Cliffs Drilling Merger Company, Cliffs Drilling
                            International, Inc., Cliffs Oil and Gas Company,
                            Jefferies & Company, Inc. and ING Baring (U.S.)
                            Securities, Inc. (incorporated by reference to Exhibit
                            4.4 to the Company's Current Report on Form 8-K dated May
                            23, 1996).
         4.5             -- Registration Rights Agreement dated as of May 23, 1996 by and among the Company, Viking Supply Ships A.S. and
                            Production Partner Inc. (incorporated by reference to
                            Exhibit 4.5 to the Company's Current Report on Form 8-K
                            dated May 23, 1996).
         4.6             -- Rights Agreement dated effective June 17, 1997 between
                            the Company and Harris Trust and Savings Bank, which
                            includes as Exhibit B thereto the Form of Right
                            Certificate (incorporated by reference to Exhibit 4.3 to
                            the Company's Registration Statement on Form 8-A filed
                            June 6, 1997).
         4.7             -- Indenture dated as of August 7, 1997 among the Company, as issuer, Southwestern Offshore Corporation, Cliffs
                            Drilling Merger Company, Cliffs Drilling International,
                            Inc., Cliffs Oil and Gas Company and DRL, Inc., as
                            subsidiary guarantors, and State Street Bank and Trust
                            Company, as trustee, including a form of the Company's
                            10.25% Senior Notes due 2003 (incorporated by reference
                            to Exhibit 4.4 to the Company's Registration Statement on
                            Form S-4, Registration No. 333-36325, filed September 24,
                            1997).
         4.7.1           -- First Supplemental Indenture dated as of August 29, 1997 among the Company, as issuer, Southwestern Offshore
                            Corporation, Cliffs Drilling Merger Company, Cliffs
                            Drilling International, Inc., Cliffs Oil and Gas Company,
                            DRL, Inc., Cliffs Drilling Trinidad Limited and the West
                            Indies Drilling Joint Venture, as subsidiary guarantors,
                            and State Street Bank and Trust Company, as trustee
                            (incorporated by reference to Exhibit 4.4.1 to the
                            Company's Registration Statement on Form S-4,
                            Registration No. 333-36325, filed September 24, 1997).
         4.8             -- Registration Rights Agreement dated as of July 31, 1997 by and among the Company, Southwestern Offshore
                            Corporation, Cliffs Drilling Merger Company, Cliffs
                            Drilling International, Inc., Cliffs Oil and Gas Company,
                            DRL, Inc., Jefferies & Company, Inc. and ING Baring
                            (U.S.) Securities, Inc. (incorporated by reference to
                            Exhibit 4.5 to the Company's Registration Statement on
                            Form S-4, Registration No. 333-36325, filed September 24,
                            1997).
         4.9             -- Registration Rights Agreement dated as of December 29,
                            1997 by and among the Company, Well Services (Marine)
                            Ltd., Charles A. Brash and Phillip A. Pollonais
                            (incorporated by reference to Exhibit 4.9 to the
                            Company's Current Report on Form 8-K dated December 29,
                            1997).
        *5.1             -- Opinion of Griggs & Harrison, P.C.
       *23.1             -- Consent of Ernst & Young LLP.
       *23.2             -- Consent of Arthur Andersen LLP.

    EXHIBIT NO.                              EXHIBIT
    -----------                              -------
     *23.3         -- Consent of Griggs & Harrison, P.C. (included in Exhibit
                      5.1).
     *24.1         -- Powers of Attorney (included on the signature page of
                      this Registration Statement).

---------------

* Filed herewith

ITEM 17. UNDERTAKINGS

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any Prospectus required by section 10(a)(3) of the Securities Act;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on February 4, 1998.

                                            CLIFFS DRILLING COMPANY

                                            By:   /s/ DOUGLAS E. SWANSON
                                              ----------------------------------
                                                      Douglas E. Swanson
                                              Chairman of the Board, President,
                                                 and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas E. Swanson and Edward A. Guthrie, and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on his or her behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                       TITLE                        DATE
                      ---------                                       -----                        ----

               /s/ DOUGLAS E. SWANSON                   Chairman of the Board, President     February 4, 1998
-----------------------------------------------------     and Chief Executive Officer
                 Douglas E. Swanson                       (Principal Executive Officer)

                   /s/ M. M. CONE                       Director                             February 4, 1998
-----------------------------------------------------
                     M. M. Cone

                /s/ H. ROBERT HIRSCH                    Director                             February 4, 1998
-----------------------------------------------------
                  H. Robert Hirsch

                /s/ DONALD W. KELLER                    Director                             February 4, 1998
-----------------------------------------------------
                  Donald W. Keller

                /s/ ROBERT M. MCINNES                   Director                             February 4, 1998
-----------------------------------------------------
                  Robert M. McInnes

                 /s/ JOSEPH E. REID                     Director                             February 4, 1998
-----------------------------------------------------
                   Joseph E. Reid

                      SIGNATURE                                       TITLE                        DATE
                      ---------                                       -----                        ----

                  /s/ JOHN D. WEIL                      Director                             February 4, 1998
-----------------------------------------------------
                    John D. Weil

                /s/ EDWARD A. GUTHRIE                   Vice President -- Finance and        February 4, 1998
-----------------------------------------------------     Chief Financial Officer
                  Edward A. Guthrie                       (Principal Financial Officer)

                 /s/ CINDY B. TAYLOR                    Vice President -- Controller and     February 4, 1998
-----------------------------------------------------     Secretary (Principal Accounting
                   Cindy B. Taylor                        Officer)

                               INDEX TO EXHIBITS

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
         2.1             -- Reorganization and Distribution Agreement dated as of
                            June 8, 1988 among Cleveland-Cliffs Inc, The
                            Cleveland-Cliffs Iron Company, Cliffs Drilling Company,
                            now Cliffs Resources, Inc., Cliffs Exploration Company,
                            now Cliffs Oil and Gas Company, Cliffs Drilling
                            International, Inc. and New Cliffs Drilling Company, now
                            Cliffs Drilling Company, the Registrant (the "Company")
                            (incorporated by reference to Exhibit 2.1 to the
                            Company's Registration Statement on Form S-1, No.
                            33-23508, filed under the Securities Act).
         2.2             -- Acquisition Agreement dated as of May 13, 1996 by and
                            among Southwestern Offshore Corporation, Viking Supply
                            Ships A.S., Ocean Master III Inc., Production Partner
                            Inc., Trivium Investments Limited, Helge Ringdal, the
                            Company, Cliffs Drilling Asset Acquisition Company and
                            Cliffs Drilling Merger Company (incorporated by reference
                            to Exhibit 2.2 to the Company's Current Report on Form
                            8-K dated May 23, 1996).
         2.3             -- Stock Purchase Agreement dated as of December 6, 1996 by and among Delavney-Gestao E Consultadoria LDA.,
                            Construtora Andrade Gutierrez S.A., Andrade Gutierrez
                            Perfuracao LTDA., Driltech Inc. and the Company
                            (incorporated by reference to Exhibit 2.3 to the
                            Company's Annual Report on Form 10-K for the year ended
                            December 31, 1996).
         2.3.1           -- Amendment No. 1 dated as of January 24, 1997 to Stock
                            Purchase Agreement dated as of December 6, 1996 by and
                            among Delavney-Gestao E Consultadoria LDA., Construtora
                            Andrade Gutierrez S.A., Andrade Gutierrez Perfuracao
                            LTDA., Driltech Inc. and the Company (incorporated by
                            reference to Exhibit 2.3.1 to the Company's Annual Report
                            on Form 10-K for the year ended December 31, 1996).
         2.3.2           -- Amendment No. 2 dated as of April 24, 1997 to Stock
                            Purchase Agreement dated as of December 6, 1996 by and
                            among Delavney-Gestao E Consultadoria LDA., Construtora
                            Andrade Gutierrez S.A., Andrade Gutierrez Perfuracao
                            LTDA., Driltech Inc. and the Company (incorporated by
                            reference to Exhibit 2.3.2 to the Company's Quarterly
                            Report on Form 10-Q for the quarter ended March 31,
                            1997).
         2.4             -- Asset Purchase Agreement dated as of December 29, 1997 by and among Cliffs Drilling Trinidad Offshore Limited, Well
                            Services (Marine) Ltd., Charles A. Brash and Philip A.
                            Pollonais (incorporated by reference to Exhibit 2.4 to
                            the Company's Current Report on Form 8-K dated December
                            29, 1997).
         3.1.1           -- Certificate of Incorporation of New Cliffs Drilling
                            Company (incorporated by reference to Exhibit 3.1.1 to
                            the Company's Quarterly Report on Form 10-Q for the
                            quarter ended June 30, 1997).
         3.1.2           -- Certificate of Amendment of Certificate of Incorporation
                            (incorporated by reference to Exhibit 3.1.2 to the
                            Company's Quarterly Report on Form 10-Q for the quarter
                            ended June 30, 1997).
         3.1.3           -- Certificate of Designations of $2.3125 Convertible
                            Exchangeable Preferred Stock of the Company (incorporated
                            by reference to Exhibit 3.1.3 to the Company's Quarterly
                            Report on Form 10-Q for the quarter ended June 30, 1997).
         3.1.4           -- Certificate of Amendment of Certificate of Incorporation
                            (incorporated by reference to Exhibit 3.1.4 to the
                            Company's Quarterly Report on Form 10-Q for the quarter
                            ended June 30, 1997).

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
         3.1.5           -- Certificate of Elimination of $2.3125 Convertible
                            Exchangeable Preferred Stock of the Company (incorporated
                            by reference to Exhibit 3.1.5 to the Company's Quarterly
                            Report on Form 10-Q for the quarter ended June 30, 1997).
         3.1.6           -- Certificate of Designations of Series A Junior
                            Participating Preferred Stock of the Company
                            (incorporated by reference to Exhibit 3.1.6 to the
                            Company's Quarterly Report on Form 10-Q for the quarter
                            ended June 30, 1997).
         4.1             -- Certificate of Incorporation of the Company, as amended
                            (included as Exhibits 3.1.1, 3.1.2, 3.1.3, 3.1.4, 3.1.5
                            and 3.1.6).
         4.2             -- By-Laws of the Company (incorporated by reference to
                            Exhibit 3.2 to the Company's Registration Statement on
                            Form S-1, No. 33-23508, filed August 4, 1988).
         4.3             -- Indenture dated as of May 15, 1996 among the Company, as issuer, Cliffs Drilling Asset Acquisition Company, Cliffs
                            Drilling Merger Company, Cliffs Drilling International,
                            Inc. and Cliffs Oil and Gas Company, as subsidiary
                            guarantors, and Fleet National Bank, predecessor of State
                            Street Bank and Trust Company, as trustee, including a
                            Form of the Company's 10.25% Senior Notes due 2003
                            (incorporated by reference to Exhibit 4.3 to the
                            Company's Current Report on Form 8-K dated May 23, 1996).
         4.3.1           -- First Supplemental Indenture dated as of July 11, 1996
                            among the Company, as issuer, Southwestern Offshore
                            Corporation (f/k/a Cliffs Drilling Asset Acquisition
                            Company), Cliffs Drilling Merger Company, Cliffs Drilling
                            International, Inc., Cliffs Oil and Gas Company, and DRL,
                            Inc., as subsidiary guarantors, and Fleet National Bank,
                            predecessor of State Street Bank and Trust Company, as
                            trustee (incorporated by reference to Exhibit 4.3.1 to
                            the Company's Registration Statement on Form S-4, No.
                            333-08273, filed July 17, 1996).
         4.3.2           -- Second Supplemental Indenture dated as of January 24,
                            1997 among the Company, as issuer, Southwestern Offshore
                            Corporation (f/k/a Cliffs Drilling Asset Acquisition
                            Company), Cliffs Drilling Merger Company, Cliffs Drilling
                            International, Inc., Cliffs Oil and Gas Company, DRL,
                            Inc., and Greenbay Drilling Company Ltd., as subsidiary
                            guarantors, and Fleet National Bank, predecessor of State
                            Street Bank and Trust Company, as trustee (incorporated
                            by reference to Exhibit 4.6.2 to the Company's Annual
                            Report on Form 10-K for the fiscal year ended December
                            31, 1996).
         4.3.3           -- Third Supplemental Indenture dated as of August 29, 1997 among the Company, as issuer, Southwestern Offshore
                            Corporation (f/k/a Cliffs Drilling Asset Acquisition
                            Company), Cliffs Drilling Merger Company, Cliffs Drilling
                            International, Inc., Cliffs Oil and Gas Company, DRL,
                            Inc., Cliffs Drilling Trinidad Limited and the West
                            Indies Drilling Joint Venture, as subsidiary guarantors,
                            and State Street Bank and Trust Company, successor to
                            Fleet National Bank, as trustee (incorporated by
                            reference to Exhibit 4.3.3 to the Company's Registration
                            Statement on Form S-4, Registration No. 333-36325, filed
                            September 24, 1997).
         4.4             -- Registration Rights Agreement dated as of May 23, 1996 by and among the Company, Cliffs Drilling Asset Acquisition
                            Company, Cliffs Drilling Merger Company, Cliffs Drilling
                            International, Inc., Cliffs Oil and Gas Company,
                            Jefferies & Company, Inc. and ING Baring (U.S.)
                            Securities, Inc. (incorporated by reference to Exhibit
                            4.4 to the Company's Current Report on Form 8-K dated May
                            23, 1996).

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
         4.5             -- Registration Rights Agreement dated as of May 23, 1996 by and among the Company, Viking Supply Ships A.S. and
                            Production Partner Inc. (incorporated by reference to
                            Exhibit 4.5 to the Company's Current Report on Form 8-K
                            dated May 23, 1996).
         4.6             -- Rights Agreement dated effective June 17, 1997 between
                            the Company and Harris Trust and Savings Bank, which
                            includes as Exhibit B thereto the Form of Right
                            Certificate (incorporated by reference to Exhibit 4.3 to
                            the Company's Registration Statement on Form 8-A filed
                            June 6, 1997).
         4.7             -- Indenture dated as of August 7, 1997 among the Company, as issuer, Southwestern Offshore Corporation, Cliffs
                            Drilling Merger Company, Cliffs Drilling International,
                            Inc., Cliffs Oil and Gas Company and DRL, Inc., as
                            subsidiary guarantors, and State Street Bank and Trust
                            Company, as trustee, including a form of the Company's
                            10.25% Senior Notes due 2003 (incorporated by reference
                            to Exhibit 4.4 to the Company's Registration Statement on
                            Form S-4, Registration No. 333-36325, filed September 24,
                            1997).
         4.7.1           -- First Supplemental Indenture dated as of August 29, 1997 among the Company, as issuer, Southwestern Offshore
                            Corporation, Cliffs Drilling Merger Company, Cliffs
                            Drilling International, Inc., Cliffs Oil and Gas Company,
                            DRL, Inc., Cliffs Drilling Trinidad Limited and the West
                            Indies Drilling Joint Venture, as subsidiary guarantors,
                            and State Street Bank and Trust Company, as trustee
                            (incorporated by reference to Exhibit 4.4.1 to the
                            Company's Registration Statement on Form S-4,
                            Registration No. 333-36325, filed September 24, 1997).
         4.8             -- Registration Rights Agreement dated as of July 31, 1997 by and among the Company, Southwestern Offshore
                            Corporation, Cliffs Drilling Merger Company, Cliffs
                            Drilling International, Inc., Cliffs Oil and Gas Company,
                            DRL, Inc., Jefferies & Company, Inc. and ING Baring
                            (U.S.) Securities, Inc. (incorporated by reference to
                            Exhibit 4.5 to the Company's Registration Statement on
                            Form S-4, Registration No. 333-36325, filed September 24,
                            1997).
         4.9             -- Registration Rights Agreement dated as of December 29,
                            1997 by and among the Company, Well Services (Marine)
                            Ltd., Charles A. Brash and Phillip A. Pollonais
                            (incorporated by reference to Exhibit 4.9 to the
                            Company's Current Report on Form 8-K dated December 29,
                            1997).
        *5.1             -- Opinion of Griggs & Harrison, P.C.
       *23.1             -- Consent of Ernst & Young LLP.
       *23.2             -- Consent of Arthur Andersen LLP.
       *23.3             -- Consent of Griggs & Harrison, P.C. (included in Exhibit
                            5.1).
       *24.1             -- Powers of Attorney (included on the signature page of
                            this Registration Statement).

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* Filed herewith